Exhibit 21.01

List of Subsidiaries of Proofpoint Inc.

Wholly-Owned Subsidiaries	Jurisdiction of Incorporation
PROOFPOINT AUSTRIA GMBH PROOFPOINT CANADA INC.	Austria Ontario, Canada
PROOFPOINT GMBH	Federal Republic of Germany
PROOFPOINT INTERNATIONAL, INC.	Delaware, USA
PROOFPOINT JAPAN KK	Japan
PROOFPOINT LIMITED	England and Wales
PROOFPOINT MALTA LTD	Republic of Malta
PROOFPOINT NETHERLANDS B.V. PROOFPOINT PTY LTD	Netherlands Commonwealth of Australia
PROOFPOINT SINGAPORE PTE. LTD.	Republic of Singapore
NEXTPAGE, INC.	Delaware, USA
PROOFPOINT NI LTD.	Northern Ireland
ABACA TECHNOLOGY CORPORATION	Delaware, USA
ARMORIZE TECHNOLOGIES, INC. (US)	Delaware, USA
SENDMAIL, INC.	Delaware, USA
SENDMAIL INTERNATIONAL, INC.	Delaware, USA
SENDMAIL SARL	France
NETCITADEL, INC.	Delaware, USA
NEXGATE, INC.	Delaware, USA
EMERGING THREATS PRO, LLC	Indiana, USA
META NETWORKS LTD META NETWORKS, INC. MOSCOW ACQUISITION CORPORATION	Israel Delaware, USA Delaware, USA
SOCIALWARE, INC.	Delaware, USA
OBSERVEIT LTD OBSERVEIT, INC. OBSERVEIT AUSTRALIA PTY LIMITED OBSERVEIT INTERNATIONAL UK LIMITED GABESOFT, INC. ONTARIO ACQUISITION CORPORATION	Israel Delaware, USA Commonwealth of Australia England and Wales Delaware, USA Delaware, USA
PROOFPOINT ISRAEL LTD	Israel
PROOFPOINT ISRAEL HOLDINGS LTD	Israel
FIRELAYERS, INC.	Delaware, USA
CLOUDMARK, LLC	Delaware, USA
CLOUDMARK EUROPE LIMITED	England and Wales
BIZANGA LIMITED	England and Wales
CLOUDMARK LABS SARL	France
WEBLIFE BALANCE, INC.	Delaware, USA
WOMBAT SECURITY TECHNOLOGIES, INC.	Delaware, USA
WOMBAT SECURITY TECHNOLOGIES UK LTD	England and Wales
PROOFPOINT MIDDLE EAST FZ-LLC	Dubai
PROOFPOINT SPAIN SEC S.L.	Spain